UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 20, 2012

ENVIRONMENTAL SCIENCE AND TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7

Plaistow, NH 03865

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 382-8481

 (ISSUER TELEPHONE NUMBER)

APEX 5 Inc.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2012, the Registrant filed an Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware which changed the name of the Registrant from Apex 5 Inc. to Environmental Science and Technologies, Inc. and increased the authorized shares from One Hundred Million (100,000,000) common stock to Two Hundred Fifty Million  (250,000,000) shares of common stock.  The amendment became effective on the date of filing. The foregoing description of the Amendment to the Certificate Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 20, 2012, the Board of Directors and Majority Stockholder of the Registrant approved to amend the Registrant’s Certificate of Incorporation to change the name of the Registrant from Apex 5 Inc. to Environmental Science and Technologies, Inc. and to increase the authorized number of common stock from One Hundred Million (100,000,000) shares to Two Hundred Fifty Million (250,000,000) shares.  On that date, the officers of the Registrant were instructed to file such amendment with the State of Delaware, which amendment was effectively completed and the Registrant informed on January 4, 2013.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

 (d) Exhibits:

Exhibit No.	Document
3.3	Certificate of Amendment to Certificate of Incorporation, dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL SCIENCE AND TECHNOLOGIES, INC.

By:  /s/ Michael R. Rosa

Name:  Michael R. Rosa

Title: Chief Executive Officer

Dated: January 7, 2013